Exhibit 16.1

Armanino LLP

12657 Alcosta Boulevard

Suite 500

San Ramon, CA 94583-4600

925 790 2600         main

925 790 2601         fax

armaninoLLP.com

December 22, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 17, 2015, of Redwood Mortgage Investors IX, LLC and are in agreement with the statements contained in the second through fourth paragraphs of Item 4.01 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ ArmaninoLLP